                      SECOND CERTIFICATE OF DESIGNATION,
                     POWERS, PREFERENCES AND RIGHTS OF THE
                     SERIES A CONVERTIBLE PREFERRED STOCK
                                      OF
                       COLLEGE TELEVISION NETWORK, INC.

       _________________________________________________________________

                 Pursuant to the provisions of Section 151(g)

                       of the General Corporation Law of

                             the State of Delaware

       _________________________________________________________________


     College Television Network, Inc., (the "Corporation") a corporation
                                             -----------
organized and validly existing under the General Corporation Law of the State of Delaware, filed its original Certificate of Incorporation with the Corporations Division on August 17, 1989. Under the provisions of and subject to the requirements Section 151(g) of the General Corporation Law of the State of Delaware, the undersigned, desiring (i) to decrease the number of shares of preferred stock of the Corporation subject to the Certificate of Designation, Powers, Preferences and Rights of the Convertible Preferred Stock filed with the Corporations Division on July 22, 1999 (the "Original Certificate of
                                             -----------------------
Designation"), and (ii) to set the designation, powers, preferences and rights
-----------
of the remaining authorized but unissued preferred stock of the Corporation, does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation at a special meeting held on August 30, 1999 and approved by a unanimous vote of the holders of the issued and outstanding Convertible Preferred Stock:

     WHEREAS, the Amended and Restated Certificate of Incorporation, dated November 10, 1997 ("Amended Certificate"), authorizes a class of stock
                    -------------------
designated as preferred stock (the "Preferred Stock"), comprising 2,000,000
                                    ---------------
shares, par value $0.001 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in the FOURTH paragraph of the Amended Certificate, to fix or alter the voting powers, designation, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of Preferred Stock within the limitations set forth in the Delaware General Corporation Law;

     WHEREAS, the Original Certificate of Designation designated 2,000,000 shares of the authorized Preferred Stock as Convertible Preferred Stock (the "Convertible Preferred");
 ---------------------

     WHEREAS, it is the desire of the Board of Directors of the Corporation to decrease the number of shares of Convertible Preferred subject to the Original Certificate of Designation;

     WHEREAS, as of the date hereof, there are 309,998 issued and outstanding shares of Convertible Preferred;

     WHEREAS, based on the foregoing, there are 1,690,002 shares of authorized and unissued Convertible Preferred; and

     WHEREAS, the Board of Directors by resolutions in accordance with Section 151(g) of the General Corporation Law of the State of Delaware has reduced the number of shares of Convertible Preferred by 1,609,022, to 309,998; and

     WHEREAS, by unanimous written consent, dated as of August 30, 1999, the holders of all of the issued and outstanding shares of Convertible Preferred have approved the decrease in the designated authorized shares of Convertible Preferred; and

     WHEREAS, by the action of the Board of Directors to decrease the number of shares of Preferred Stock subject to the Original Certificate of Designation, such authorized but unissued shares of Convertible Preferred shall resume the status which they had prior to the Original Certificate of Designation, i.e. that of Preferred Stock subject to the FOURTH paragraph of the Amended Certificate;

     WHEREAS, it is the desire of the Board of Directors of the Corporation to designate a new series of Preferred Stock and to fix the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, as provided herein.

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation, does hereby reduce the number of shares of Convertible Preferred subject to the Original Certificate of Designation to 309,998;

     FURTHER RESOLVED, that the Corporation, does hereby authorize that the 1,690,002 shares of authorized but unissued Convertible Preferred shall resume the status which they had prior to the Original Certificate of Designation and, thereafter, be Preferred Stock subject to the FOURTH paragraph of the Amended Certificate;

     FURTHER RESOLVED, that the Corporation, by resolution of the Board of Directors of the Corporation, does hereby cancel any previous rights, preferences or designations for the authorized but unissued Convertible Preferred which were set forth in the Original Certificate of Designation and does hereby designate 1,690,002 shares of the heretofore authorized but unissued Preferred Stock as Series A Convertible Preferred Stock (the "Class A
                                                              -------
Convertible Preferred") and does hereby fix the powers, preferences and relative
---------------------
participating, optional or other special rights and qualifications, limitations or restrictions of the Class A Convertible Preferred to be as follows:


                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                        SERIES A PREFERRED STOCK TERMS
                         ------------------------------

     Section 1.  Dividends.
                 ---------

          1A.    General Obligation.
                 ------------------

          (i) When and as declared by the Corporation's board of directors, and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Convertible Preferred Stock (the "Series A Convertible Preferred") as
                                           ------------------------------
provided in this Section 1. Dividends on each share of the Series A Convertible
                 ---------
Preferred (a "Share") shall accrue on a daily basis at the rate of 12% per annum
              -----
on the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation.

          (ii) Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of the dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the
                                            ----------------
number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B.    Dividend Reference Dates. To the extent not paid on March 31,
                 ------------------------
June 30, September 30 and December 31 of each year, beginning September 30, 1999 (the "Dividend Reference Dates"), all dividends which have accrued on each Share
      ------------------------
outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof. Such accumulated dividends shall not be payable until conversion of such Share into Conversion Stock, unless earlier declared by the Corporation's board of directors.

          1C.    Distribution of Partial Dividend Payments. Except as otherwise
                 -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of Dividends then accrued with respect to the Series A Convertible Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

          1D.    Participating Dividends. In the event that the Corporation
                 -----------------------
declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Convertible Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Convertible Preferred had all of the outstanding Series A Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     Section 2.  Liquidation.
                 -----------

     Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), subject to the provisions of any outstanding Senior Securities, each holder of Series A Convertible Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of the following: (a) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon) and (b) the aggregate amount that would receivable by such holder of Series A Convertible Preferred if the Series A Convertible Preferred held by such holder had been converted into Conversion Stock in accordance with
Section 6 immediately prior to such distribution of payment. Upon such
---------
distribution or payment, the holders of Series A Convertible Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Convertible Preferred are insufficient to permit payment to such holders of the aggregate among which they are entitled to be paid under this Section 2, then the entire assets available to be distributed
                ---------
to the Corporation's stockholders shall be distributed pro rata among such holders of the Series A Convertible Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Convertible Preferred held by each such holder. Not less than 60 days prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Convertible Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Upon the election of the holders of a majority of the outstanding Shares, any consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), or any sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.
                           ---------

     Section 3.  Priority of Series A Convertible Preferred on Dividends.
                 -------------------------------------------------------

     So long as any Series A Convertible Preferred remains outstanding, subject to the provision of any outstanding Senior Securities, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, provided that the Corporation may repurchase shares of Common Stock from present or former employees or consultants of the Corporation and its Subsidiaries, nor shall the Corporation directly or indirectly pay any dividend or make any distribution upon any Junior Securities if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series A Convertible Preferred or the Corporation has failed to make any redemption of the Series A Convertible Preferred required hereunder.

     Section 4.  Redemptions.
                 -----------

          4A.    Scheduled Redemptions. At the election of the holders of a
                 ---------------------
majority of the outstanding Shares, the Corporation shall redeem all outstanding Shares of Series A Convertible Preferred on July 23, 2006, at a price per Share (the "Redemption Price") equal to the greater of the following: (a) the
      ----------------
Liquidation Value thereof (plus all accrued and unpaid dividends thereon) and
(b) the Market Price of the Common Stock issuable upon conversion of the Series A Convertible Preferred.

          4B.    Redemption Payments. For each Share which is to be redeemed
                 -------------------
hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash from immediately available funds at a price per Share equal the Redemption Price. If funds of the Corporation which are legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Redemption Price payable to each such holder, subject to the provisions of any outstanding Senior Securities. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          4C.    Determination of the Number of Each Holder's Shares to be
                 ---------------------------------------------------------
Redeemed. The number of Shares of Series A Convertible Preferred to be redeemed
--------
from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

          4D.    Dividends After Redemption. No Share shall be entitled to any
                 --------------------------
dividends accruing after the date on which a redemption consideration of such Share (including all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          4E.    Redeemed or Otherwise Acquired Shares. Any Shares which are
                 -------------------------------------
redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not reissued, sold or transferred.

     Section 5.  Voting Rights. The holders of the Series A Convertible
                 -------------
Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and after the Shareholder Approval Effective Date, the holders of the Series A Convertible Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote (including the election of directors), such that the holders of the Series A Convertible Preferred shall vote together with the holders of the Common Stock as a single class, with each Share of Series A Convertible Preferred being entitled to vote on an as-if-converted basis based on the number of shares of Conversion Stock into which such Share of Series A Convertible Preferred is convertible as of the Original Issue Date. Prior to the Shareholder Approval Effective Date, except as otherwise required by applicable law, the Series A Convertible Preferred shall have no voting rights.

     Section 6.  Conversion.
                 ----------

          6A.    Conversion Rights and Procedures: Conversion Price.
                 --------------------------------------------------

          (i) At any time and from time to time, any holder of Series A Convertible Preferred may convert at its sole option all or any portion of the Series A Convertible Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $15.00 and dividing the result by the Conversion Price then in effect.

          (ii) Except as otherwise provided herein, each conversion of Series A Convertible Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Convertible Preferred to be converted have been surrendered for conversion at the principal office of the Corporation (the "Conversion Date").
                                                            ---------------
At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Convertible Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (iii) The conversion rights of any Share shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Redemption Price in accordance with Section 4A.
                                                       ----------

          (iv) Notwithstanding any other provision contained herein, if a conversion of Series A Convertible Preferred is to be made in connection with a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Share of Series A Convertible Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (v) As soon as possible after a conversion has been effected (but in any event within ten business days in the case of subsection (a) below), the
                                                     --------------
Corporation shall deliver to the converting holder:

                 (a) a certificate or certificates representing the number of shares of conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                 (b) payment in an amount equal to all dividends accrued in accordance with Section 1 with respect to each Share converted which have
                     ---------
     not been paid prior thereto plus the amount payable with respect to fractional shares of Conversion Stock in accordance with subsection (xi)
                                                              ---------------
     below; and

                 (c) a certificate representing any Shares of Series A Convertible Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (vi) The Corporation shall declare the payment of all dividends payable under subsection (v)(b) above. If the Corporation is not permitted
              -----------------
under applicable law to pay any portion of the accrued and unpaid dividends on the Series A Convertible Preferred being converted, then the Corporation shall pay such dividends in cash to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

          (vii) Any holders of Series A Convertible Preferred may elect at their sole discretion to convert the cash dividends payable with respect to such holder's Series A Convertible Preferred into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose by the Conversion Price then in effect with respect to such Shares of Series A Convertible Preferred.

          (viii) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Convertible Preferred shall be made without charge to the holders of such Series A Convertible Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Convertible Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (ix) The Corporation shall not close its books against the transfer of Series A Convertible Preferred or of Conversion Stock issued or issuable upon conversion of Series A Convertible Preferred in any manner which interferes with the timely conversion of the Series A Convertible Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (x) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Convertible Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Convertible Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Convertible Preferred.

          (xi) If any fractional interest in a share of Conversion Stock would, except for the provisions of this Section 6A(xi), be delivered upon any
                                         --------------
conversion of the Series A Convertible Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          6B.    Conversion Price.
                 ----------------

          (i) The initial Conversion Price of each Share of Series A Convertible Preferred shall be $4.50. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be
                                     ---------
subject to adjustment from time to time pursuant to this Section 6B.
                                                         ----------

          (ii) If and whenever following the original date of issuance of the Series A Convertible Preferred the Corporation issues or sells, or in accordance with Section 6C is deemed to have issued or sold, any share of Common Stock or
     ----------
any warrants, options or other rights to purchase Common Stock (except as provided by Section 6B(iii) below) for (x) consideration per share less than the
            ---------------
Conversion Price in effect immediately prior to such time or (y) consideration per share less than the Market Price of the Common Stock as of the date of issuance, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing
(a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by
(b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the granting of stock options to employees, directors, consultants and vendors of the Corporation and its Subsidiaries or the exercise thereof.

          6C.    Effect on Conversion Price of Certain Events. For purposes of
                 --------------------------------------------
determining the adjusted Conversion Price under Section 6B, the following shall
                                                ----------
be applicable:

          (i)    Issuance of Rights or Options. If the Corporation in any manner
                 -----------------------------
grants or sells any Options and the price per share for which the Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than
(a) the Conversion Price in effect immediately prior to the time of the granting or sale of such Options or (b) the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section 6C(i), the "price per share
                                           -------------
for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii)   Issuance of Convertible Securities. If the Corporation in any
                 ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than
(a) the Conversion Price in effect immediately prior to the time of such issue or sale or (b) the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 6C(ii), the "price per share for which Common Stock is issuable"
     --------------
shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further
                                                       ---------
adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Conversion Rate. If (a) the purchase
                 -----------------------------------------
price provided for in any Options, (b) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or (c) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, no such adjustment shall be made. For purposes of this Section 6C, if the terms of any Option or
                           ----------
Convertible Security which was outstanding as of the date of issuance of the Series A Convertible Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

          (iv)   Calculation of Consideration Received. If any Common Stock,
                 -------------------------------------
Options or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Options or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

          (v)    Integrated Transactions. In case any Options are issued in
                 -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for a consideration of $.01.

          (vi)   Treasury Shares. The number of shares of Common Stock
                 ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any

Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (vii)  Record Date. If the Corporation takes a record of the holders
                 -----------
of Common Stock for the purpose of entitling them (a) the receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6E.    Limitation on Conversion Prior to Shareholder Approval
                 ------------------------------------------------------
Effective Date. Notwithstanding the provisions of this Section 6, if on the
--------------                                         ---------
Conversion Date applicable to any conversion, (A) the Common Stock is then listed for trading on the NASDAQ National Market, the New York Stock Exchange, the American Stock Exchange or The NASDAQ SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Conversion Stock that would then be issuable upon conversion of all outstanding shares of Series A Convertible Preferred, together with any shares of Conversion Stock previously issued upon conversion of Series A Convertible Preferred plus the Common Stock issuable upon conversion of all outstanding Convertible preferred, together with any shares of Common Stock previously issued upon conversion of the Convertible Preferred, would equal or exceed 20% of the number or shares of Conversion Stock outstanding on the Original Issue Date (the "Issuable
                                                              --------
Maximum"), and (C) the Shareholder Approval Effective Date has not occurred,
-------
then the Corporation shall issue to any holder so requesting conversion of the Series A Convertible Preferred its pro rata portion of the Issuable Maximum in the same ratio that the number of shares of Series A Convertible Preferred held by any such holder bears to all shares of Series A Convertible Preferred then outstanding; and, with respect to any shares of Conversion Stock that otherwise would have been issuable to such holder in excess of the Issuable Maximum, the Company shall, as promptly as possible from time to time after a written request by the holder, issue shares of Conversion Stock at a Conversion Price equal to the Per Share Market Value on the Trading Day immediately preceding the date of issuance of each such Share of Series A Convertible Preferred held by such holder as would cause the number of shares of Conversion Stock issuable upon such conversion to exceed the Issuable Maximum.

          6F.    Subdivision or Combination of Common Stock. If the Corporation
                 ------------------------------------------
at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          6G.    Reorganization, Reclassification, Consolidation, Merger or
                 ----------------------------------------------------------
Sale. Any recapitalization, reorganization, reclassification, consolidation,
----
merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the
                                           --------------
consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Convertible Preferred then outstanding) to insure that the Series A Convertible Preferred remains outstanding and each of the holders of Series A Convertible Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Convertible Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Convertible Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Convertible Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 shall thereafter be
                       ---------     ----------     -
applicable to the Series A Convertible Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Convertible Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          6H.    Certain Events. If any event occurs of the type contemplated by
                 --------------
the provisions of this Section 6 but not expressly provided for by such
                       ---------
provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding such rights granted to employees, directors, consultants and vendors), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price then in effect so as to protect the rights of the holders of Series A Convertible Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or
                                                              ---------
decrease the number or shares of Conversion Stock issuable upon conversion of each Share of Series A Convertible Preferred.

          6I.    Notices.
                 -------

          (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Convertible Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) the Corporation shall give written notice to all holders of Series A Convertible Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Corporation shall also give written notice to the holders of Series A Convertible Preferred at least 20 days prior to the date on which any Organic Change shall take place.

     Section 7.  Liquidating Dividends.
                 ---------------------

     If the Corporation declares or pays a dividend upon the Common Stock payable in a form other than in cash from earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series
 --------------------
A Convertible Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series A Convertible Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     Section 8.  Purchase Rights.
                 ---------------

     If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A Convertible Preferred shall be
 ---------------
entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Convertible Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 9.  Events of Noncompliance.
                 -----------------------

          9A.    Definition. An Event of Noncompliance shall have occurred if:
                 ----------

          (i) the Corporation fails to pay on when due the full amount of dividends then accrued on the Series A Convertible Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (ii) the Corporation fails to make any redemption payment with respect to the Series A Convertible Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (iii) the Corporation breaches or otherwise fails to perform or observe any other material covenant or agreement set forth herein or in the Purchase Agreement (including, without limitation Section 5.22 and 5.23 thereof)
                                                  ------------     ----
or the Original Purchase Agreement;

          (iv) any representation or warranty contained in the Purchase Agreement or the Original Purchase Agreement or required to be furnished to any holder of Series A Convertible Preferred pursuant to the Purchase Agreement or the Original Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Series A Convertible Preferred, is false or misleading in any material respect on the date made or furnished;

          (v) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

          (vi) a judgment in excess of $150,000 is rendered against the Corporation or any material Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

          (vii) the Corporation or any material Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $50,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $50,000 to become due prior to its stated maturity;

          (viii) the Shareholder Approval Effective Date does not occur for any reason on or prior to February 28, 2000; or

          (ix) if all outstanding shares of Convertible Preferred have not be reclassified into Series A Convertible Preferred on or before October 15, 1999 (subsections 9A (viii) and (ix) are each referred to as a "Special Event of
                                                           ----------------
Noncompliance").
-------------

          9B.    Consequences of Events of Noncompliance.
                 ---------------------------------------

          (i) Immediately upon the occurrence of an Event of Noncompliance (including, without limitation, a Special Event of Noncompliance) has occurred, and for 90 days thereafter that such Event of Noncompliance is continuing, the dividend rate on the Series A Convertible Preferred shall increase immediately by an increment of one percentage point. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one percentage points up the maximum rate permitted by applicable law; provided that in no event shall the dividend rate be increased pursuant to this sentence by more than five percentage points if such Event of Noncompliance is not curable under any circumstances. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists and the dividend rate shall return to the rate as determined according to
Section 1, subject to subsequent increases pursuant to this Section 9B.
---------                                                   ----------

          (ii) If a Special Event of Noncompliance has occurred, the holder or holders of a majority of the Series A Convertible Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Convertible Preferred then outstanding at a price per Share equal to the greater of (a) the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) and (b) the Market Price of the Conversion Stock issuable upon exercise of the Series A Convertible Preferred. The Corporation shall redeem all Series A Convertible Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

          (iii) If any Event of Noncompliance exists, each holder of Series A Convertible Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.


     Section 10. Registration of Transfer.
                 ------------------------

     The Corporation shall keep at its principal office a register for the registration of Series A Convertible Preferred. Upon the surrender of any certificate representing Series A Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Convertible Preferred represented by the surrendered certificate.

     Section 11. Replacement.
                 -----------

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 12. Definitions.
                 -----------

     "Change in Ownership" means any sale, transfer or issuance or series of
      -------------------
sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common stock and the Series A Convertible Preferred as of the date of the Purchase Agreement, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

     "Common Stock" means, collectively, the Corporation's Common Stock, par
      ------------
value $0.005, and any capital stock, other than preferred stock of the Corporation, of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Common Stock Deemed Outstanding" means, at any given time, the number of
      -------------------------------
shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6C(i) and
                                                            --------------
6C(ii) whether or not the Options or Convertible Securities are actually
------
exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Series A Convertible Preferred.

     "Conversion Stock" means shares of the Corporation's Common Stock; provided
      ----------------
that if there is a change such that the securities issuable upon conversion of the Series A Convertible Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Convertible Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible Securities" means any stock or securities directly or
      ----------------------
indirectly convertible into or exchangeable for Common Stock other than the Series A Convertible Preferred.

     "Fundamental Change" means (a) any sale or transfer of more than 50% of the
      ------------------
assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and

(b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series A Convertible Preferred are not changed and the Series A Convertible Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

     "Junior Securities" means any capital stock or other equity securities of
      -----------------
the Corporation, except for the Series A Convertible Preferred and any outstanding Senior Securities.

     "Liquidation Value" of any Share as of an particular date shall be equal to
      -----------------
$15.00, as adjusted for stock splits, stock dividends, recapitalizations and other similar events.

     "Market Price" of any security means the average of the closing prices of
      ------------
such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 days ending on the Trading Day prior to the day as of which "Market Price" is being determined and the 30 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

     "Options" means any rights, warrants or options to subscribe for or
      -------
purchase Common Stock or Convertible Securities.

     "Original Issue Date" shall mean the date of the first issuance of any
      -------------------
shares of the Series A Convertible Preferred regardless of the number of transfers of any particular shares of Series A Convertible Preferred and regardless of the number of certificates which may be issued to evidence such Series A Convertible Preferred.

     "Original Purchase Agreement" means that certain purchase agreement dated
      ---------------------------
as of July 23, 1999 by and between the Company and U-C Holdings, L.L.C., a Delaware limited liability company, as such agreement may from time to time be amended in accordance with its terms.

     "Purchase Agreement" means that certain purchase agreement dated as of
      ------------------
August 31, 1999 by and between the Company and U-C Holdings, L.L.C., a Delaware limited liability company, as such agreement may from time to time be amended in accordance with its terms.

     "Per Share Market Value" means on any particular date (a) the closing bid
      ----------------------
price per share of the Conversion Stock on such date on The NASDAQ SmallCap Market, the NASDAQ National Market or other registered national stock exchange on which the Conversion Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Conversion Stock is not listed then on The NASDAQ SmallCap Market, the NASDAQ National Market or any registered national stock exchange, the closing bid price for a share of Conversion Stock in the over-the-counter market, as reported by NASDAQ or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Conversion Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder.

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Redemption Date" as to any Share means the applicable date specified
      ---------------
herein; provided that no such date shall be a Redemption Date unless the redemption consideration determined in accordance with Section 4A is actually
                                                       ----------
paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

     "Senior Securities" means the 309,998 shares of Convertible Preferred Stock
      -----------------
of the Company, $.001 par value (the "Convertible Preferred"), or such lesser
                                      ---------------------
amount as may be outstanding at any time, plus any other shares or preferred stock hereafter authorized which have been approved by the holders of a majority of the outstanding shares of Convertible Preferred.

     "Shareholder Approval Effective Date" means either (a) the date of the
      -----------------------------------
approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Corporation held in accordance with the Corporation's Certificate of Incorporation and bylaws, of the issuance by the Corporation of shares of Conversion Stock exceeding the Issuable Maximum as a consequence of the conversion of Series A convertible Preferred into Conversion Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the NASDAQ Stock Market, Inc.'s Marketplace Rules (or any successor or replacement provision thereof) ("Shareholder Approval") or (b) 20 business days
                                 --------------------
after the mailing of an information statement on Schedule 14C under the Exchange Act reflecting such Shareholder Approval having been obtained by written consent in accordance with the Corporation's Certificate of Incorporation, bylaws and applicable law.

     "Subsidiary" means, with respect to any Person, any corporation, limited
      ----------
liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

     "Trading Day" means (a) a day on which the Conversion Stock is traded on
      -----------
The NASDAQ SmallCap Market, the NASDAQ National Market or other registered national stock exchange on which the Conversion Stock has been listed, or (b) if the Conversion Stock is not listed on The NASDAQ SmallCap Market, the NASDAQ National Market or any registered national stock exchange, a day on which the Conversion Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Conversion Stock is not quoted on the OTC Bulletin Board, a day on which the Conversion Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding its functions of reporting policies).

     Section 13.  Amendment and Waiver.
                  --------------------

     No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 14 without the prior written consent
                            ----------    --
of the holders of a majority of the Series A Convertible Preferred outstanding at the time such action is taken; provided further that no change in the terms contained herein may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the majority of the Series A Convertible Preferred then outstanding.

     Section 14.  Notices.
                  -------

     Except as otherwise expressly provided hereunder, all notices referred herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     IN WITNESS WHEREOF, College Television Network, Inc., has caused this Second Certificate to be executed by its duly authorized representative as of August 30, 1999.



                              COLLEGE TELEVISION NETWORK, INC.,
                              a Delaware corporation


                              By:   /s/ Martin Grant
                                  ----------------------------------
                                  Martin Grant, President